THE FOLLOWING IS AN EXCERPT FROM THE PRESENTATION ACCOMPANYING SUNEDISON, INC.’S ALL-EMPLOYEE CONFERENCE CALL ON AUGUST 6, 2015. Exhibit 99.3 Filed by SunEdison, Inc. (Commission File No. 001-13828) pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Vivint Solar, Inc. Commission File No.: 001-36642

 Accelerates growth beyond core markets  Unlocks shareholder value for contracted solar assets  Opens broad pools of capital via TerraForm Power  Adds complementary geographies, channels and skill sets Strong Strategic Rationale for Acquisition  Extends position as the leading global DG solar company  Adds complementary geographies, channels and skill sets  Expands management capability and bandwidth  Accelerates IDRs and realization of GP structure  Enhances portfolio scale and diversity  Delivers DPS accretion at attractive >9% cash- on-cash yield  Offers high-growth, predictable flow of drop down assets  Provides escalating, long-term CAFD profile